UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Covisint Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Norman H. Beitner, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building, 660 Woodward Avenue Detroit, Michigan 48226-3506 (313) 465-7320	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Covisint Corporation, a Michigan corporation (“Covisint” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with Covisint’s solicitation of proxies from its shareholders in connection with its 2016 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). Covisint has neither scheduled the 2016 Annual Meeting nor filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2016 Annual Meeting.

Letter Sent to Dialectic Capital Management, LP on June 6, 2016

Attached hereto is a letter sent by Covisint on June 6, 2016 to Dialectic Capital Management, LP, a Delaware limited partnership (“Dialectic”), in which Covisint responds to a letter from Dialectic to Covisint’s Board of Directors (the “Board”) dated June 2, 2016. As previously disclosed, Dialectic has publicly disclosed its intention to nominate five candidates to stand for election to Covisint’s Board at Covisint’s 2016 Annual Meeting and, thereby, seek to replace more than a majority of the members of the Board. This letter is being filed herewith because it may be deemed to be solicitation material in connection with Covisint’s solicitation of proxies to be used at the 2016 Annual Meeting.
Important Additional Information And Where To Find It

Covisint, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Covisint’s shareholders in connection with the matters to be considered at Covisint’s 2016 Annual Meeting of Shareholders. Information regarding the names of Covisint’s directors and executive officers and their respective interests in Covisint by security holdings or otherwise can be found in Covisint’s proxy statement for its 2015 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on July 15, 2015. To the extent holdings of Covisint’s securities have changed since the amounts set forth in Covisint’s proxy statement for the 2015 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Covisint intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Covisint shareholders in connection with the matters to be considered at Covisint’s 2016 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Covisint’s proxy statement for its 2016 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY COVISINT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Covisint with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Covisint’s corporate website at www.covisint.com or by contacting Covisint’s Corporate Secretary at Covisint Corporation, 26533 Evergreen Rd., Suite 500, Southfield, MI 48076 or by calling Covisint’s Corporate Secretary at (248) 483-2701.